UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Texas Pacific Land Trust

(Name of the Registrant as Specified In Its Charter)

SOFTVEST, L.P.
SOFTVEST ADVISORS, LLC
ART-FGT FAMILY PARTNERS LIMITED
TESSLER FAMILY LIMITED PARTNERSHIP
ERIC L. OLIVER
ALLAN R. TESSLER
HORIZON KINETICS LLC
MURRAY STAHL
HORIZON ASSET MANAGEMENT LLC
KINETICS ADVISERS, LLC
KINETICS ASSET MANAGEMENT LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION

On April 9, 2019, SoftVest, L.P. (“SoftVest LP”) filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Horizon Asset Management LLC, Kinetics Advisers, LLC, Kinetics Asset Management LLC and Murray Stahl may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

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The following includes portions of Horizon Kinetics LLC’s 1st Quarter 2019 Commentary related to TPL released by Horizon Kinetics LLC on April 25, 2019:

Some Updates on Portfolio Holdings

Texas Pacific Land Trust, a major – sometimes the major – holding in a number of our strategies, is now the subject of a proxy contest between the two trustees who control its activities and an investment group. A shareholder voting period will end with the Special Meeting  that is scheduled to be held on May 22, 2019. The trustees have put forth a candidate to replace the late Maurice Meyer III, who retired in February due to ill health. The investment group has proposed a different person to be the third trustee. Both assert that their candidate would best serve the interests of the Trust.

Central to the proxy contest is that the Trust is as unique in its governance structure as it is in its asset inheritance. The assets are probably unmatched in the scope of their royalty interests, surface acreage and water rights in the oil and gas rich Permian basin of west Texas. The Permian Basin is unmatched in the U.S. for the extent of its reserves, now second in the world only to Saudi Arabia. It is no exaggeration to say that the Permian Basin has enhanced the global geo-political economic position of the U.S.

As to governance, there is probably no other SEC-registered, publicly traded company with trustees or directors who are tenured for life.  One can see why it is especially strongly felt by both parties that the choice of this third trustee is most important.

In almost all such cases, the contesting parties are referred to as an outside investor group, and I have here chosen to exclude that term. This is because this particular group holds over 25% of the shares, is TPL’s largest shareholder group by far, and has held the shares for many, many years. In this sense, they might be said to embody the ideal of a long-term equity stake holder, which is, in its essence, the counterpoint to an outsider. The trustees, in contrast, hold a negligible amount of shares.

These and many other informative facts are available as SEC filings made by both parties in recent days, and some of these have also been disseminated as news releases on financial news websites.  An important fact that must be disclosed is that Horizon Kinetics is a member of the investor group. For obvious reasons, there is little in the way of persuasive language, or language that regulators might interpret as being of a promotional nature, that I should be or am permitted to say in this forum other than what has already been disseminated. Borrowing from those public sources, the following statements from each party might do justice to elements of each of their core messages, though each have much more to say:

From the Trustees:

TPL’s Trustees and management have led the Trust through a period of expansive growth…..shareholders are benefitting from unparalleled returns.

As your current Trustees, we are proud of what we have delivered – including total shareholder returns of 733% since January 1, 2014.  By comparison, the S&P 500 returned 74% during the same timeframe, while WTI crude oil prices decreased by 36%.

A response from the investor group:

We...hope that the two incumbent Trustees stop taking un-qualified credit for the returns experienced by TPL investors the past few years. For that, we believe proper credit is due to the numerous exploration and production companies that have spent over $10 billion since 2013 drilling on TPL's treasured royalties and land…. Being dealt a Royal Flush does not make one a good poker player.

Beyond these few excerpts, there is much more information now readily available through both parties’ filings and announcements in this ongoing debate.

IMPORTANT RISK DISCLOSURES:

The charts in this material are for illustrative purposes only and are not indicative of what will occur in the future.  In general, they are intended to show how investors view performance over differing time periods.

Past performance is not indicative of future results. The information contained herein is subject to explanation during a presentation.

Note that indices are unmanaged and the figures shown herein do not reflect any investment management fee or transaction costs.  Investors cannot directly invest in an index.  References to market or composite indices or other measures of relative market performance (a “Benchmark”) over a specific period are provided for your information only.  Reference to a Benchmark may not reflect the manner in which a portfolio is constructed in relation to expected or achieved returns, portfolio guidelines, correlation, concentrations, volatility or tracking error targets, all of which are subject to change over time.

The S&P 500 Index (“SPX”) is a broad based index widely considered as a proxy for overall market performance.  It is the property of Standard & Poor’s ®.

This is not an offer to sell or a solicitation to invest. Opinions and estimates offered constitute the judgment of Horizon Kinetics LLC (“Horizon Kinetics”) and are subject to change without notice, as are statements of financial market trends, which are based on current market conditions. Under no circumstances does the information contained within represent a recommendation to buy, hold or sell any security, and it should not be assumed that the securities transactions or holdings discussed were or will prove to be profitable.

Subsidiaries of Horizon Kinetics LLC manage separate accounts and pooled products that may hold certain of the individual securities mentioned herein. For more information on Horizon Kinetics, you may visit our website at www.horizonkinetics.com.  The Core Value and Small Cap separate account strategies are managed by Horizon Asset Management LLC.

Not all investors will experience the same holdings, returns or weightings as the corresponding composite.  No part of the research analysts’ compensation was, is, or will be, directly or indirectly, related to the specific recommendations or views expressed by the research analysts in this report.

No part of this material may be copied, photocopied, or duplicated in any form, by any means, or redistributed without Horizon Kinetics’ prior written consent.

©2019 Horizon Kinetics LLC ® All rights reserved.